Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

      In connection with the Quarterly Report of One Horizon Group, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission (the "Report"), Martin Ward, Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2018

/s/ Martin Ward

Martin Ward

Chief Financial Officer (Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to One Horizon Group, Inc. and will be retained by One Horizon Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]